SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         June 26, 2013

 NEW GLOBAL ENERGY, INC.

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(Exact name of registrant as specified in its charter)

    WYOMING                     0-18954                    45-4349842

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(State or other jurisdiction          (Commission              (IRS Employer

of incorporation)                     File Number)           Identification No.)

109 East 17th Street,  Suite 4217,   Cheyenne, WY        82001

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(Address of principal executive offices)                                                       (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE        (307)  633-9192

Section 3

Securities and Trading Markets

Item 3.02

Unregistered Sales of Equity Securities

The Company issued 400,000 common shares (restricted)  to Bio-Global Resources, Inc. for and in exchange the conversion  and satisfaction of a promissory note in the amount of $100,000 from the Company dated November 15, 2012.

Section  7.

Regulation FD

Section 7.01

Regulation FD Disclosure

The Company has entered into a Sales and Licensing Agent Representation Agreement and  a Master Cooperation Agreement with OriginOil, Inc., a Nevada corporation with offices in Los Angeles, California cover the use and sale of OriginOil equipment by the Company.

Origin Oil develops technologies for licensing, and manufactures and sells components and equipment pertaining to decontaminating large volumes of water without using chemicals in the algae, oil & gas and aquaculture industries.  The Company recently completed a demonstration of Origin Oil’s Electro Water Separation technology, its process for removing organic contaminants from very large quantities of water, on Aqua Farming Tech Inc’s aquaculture farm in Southern California.

Based upon the favorable results from these tests, both Companies elected to proceed with these agreements referenced above.   Additional meetings between the parties are necessary in order to determine what if any financial results can reasonably be anticipated to flow to the parties from activities under these agreements.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 27, 2013

New Global Energy, Inc.

/s/  Perry Douglas West

By:   Perry Douglas West, CEO

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